SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934


                         Date of Report: April 12, 2004


                            Wigwam Development, Inc.
               (Exact name of registrant as specified in charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


      000-50177                                                  95-4735252
(Commission File Number)                                       (IRS Employer
                                                             Identification No.)


              1438 Black Brant Place, Parksville BC V9P2A3 Canada
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 250-752-6215
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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     On April 12, 2004, Mr. Steven Grauer, who is our president, a director and the controlling shareholder, entered into a stock purchase agreement (the "Agreement") with Mr. Wen Chao Hsin. Pursuant to the terms of the Agreement, Mr. Grauer sold 1,000,000 shares (the "Shares") of common stock owned by him to Mr. Hsin. The Shares represent approximately 81.1% of our issued and outstanding shares of common stock. Mr. Hsin purchased the Shares for $5,000. The source of the funds was Mr. Hsin's personal funds. The basis of the change in control was the change in the controlling shareholder. Effective on that day, Mr. Hsin was appointed as a director of the Company, and Messrs. Steven Grauer and Donald Scribner resigned as directors.

     Except as described in this Form 8-K, we are not aware of any arrangement that may result in a further change in control.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WIGWAM DEVELOPMENT, INC.

                                        By: /s/ Wen Chao Hsin
                                           -------------------------------
                                           Name: Wen Chao Hsin
                                           Title: Director
Dated: April 27, 2004